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                                                                   EXHIBIT 10.2

                               AMENDMENT NO. 1 TO
                     AMENDED AND RESTATED RIGHTS AGREEMENT


                 This Amendment No. 1 (this "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of the 23rd day of February, 1995, by and between Wyle Electronics (formerly known as Wyle Laboratories), a California corporation (the "Company"), and Chemical Bank (as successor to Security Pacific National Bank), as rights agent, is dated as of this 2nd day of July, 1997. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Rights Agreement.

                 WHEREAS, ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") has, by virtue of its acquisition of Chemical Bank, assumed the obligations of Chemical Bank as rights agent under the Rights Agreement; and

                 WHEREAS, the Rights Agent has requested an amendment to the Rights Agreement for the purpose of acknowledging such assumption of the obligations of Chemical Bank; and

                 WHEREAS, Raab Karcher AG, a corporation organized under the laws of Germany ("Parent"), EBV Electronics Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and the Company, intend to enter into that certain Agreement and Plan of Merger, dated as of July 3, 1997 (the "Merger Agreement"), which contemplates that Purchaser will make an all cash tender offer for all of the outstanding shares of Common Stock of the Company; and

                 WHEREAS, Section 27 of the Rights Agreement provides that until the occurrence of certain events that have not occurred as of the date hereof, a majority, but not less than three, of the Independent Directors of the Company may, without the approval of any holders of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holders of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; and

                 WHEREAS, on July 2, 1997, the Board of Directors of the Company, by a unanimous vote, resolved to approve and adopt the amendments to the Rights Agreement that are reflected in this Amendment;

                 NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for the benefit of the holders of Rights, the parties hereto hereby agree as follows:






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                 1.       The definition of "15% Ownership Date" in Section
1(z) shall be amended by deleting the period at the end of such definition and adding the following language thereto:

                 "; provided, however, that the announcement and consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 3, 1997, by and among Raab Karcher AG, a corporation organized under the laws of Germany ("Parent"), EBV Electronics Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and the Company (the "Merger Agreement"), shall not constitute a 15% Ownership Date."

                 2. The definition of "15% Shareholder" in Section 1(aa) shall be amended by adding the following sentence to the end of the definition:

                 "Notwithstanding the foregoing, neither Parent nor Purchaser shall be or be deemed to be a 15% Shareholder by virtue of the execution of, or consummation of the transactions contemplated by, the Merger Agreement."

                 3. Section 3(a) shall be amended by deleting the period at the end of such section and adding the following language thereto:

                 "; provided, however, that neither the announcement or execution of the Merger Agreement, nor the consummation of the transactions contemplated therein, shall trigger or give rise to a Distribution Date."

                 4. Section 21 of the Rights Agreement is hereby amended by deleting the fifth sentence in its entirety and replacing it with the following language:

                 "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of such a corporation."

                 5. Except as set forth herein, the Rights Agreement shall remain in full force and effect.





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                 6.       This Amendment shall be deemed to be a contract made
under the laws of the State of California, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

                 7. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, with all such counterparts together constituting one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

Attest:                                     WYLE ELECTRONICS



By:  /s/ STEPHEN D. NATCHER                 By:  /s/ R.V. HOLLAND, JR.
     -----------------------------               -----------------------------
Name:  Stephen D. Natcher                    Name:  R.V. Holland, Jr.
Title: Senior Vice President                 Title: Executive Vice President--
       and Secretary                                Finance, Chief Financial
                                                    Officer


Attest:                                     CHASEMELLON SHAREHOLDER SERVICES,
                                            L.L.C., as Successor Rights Agent

By: /s/ DEREK LENINGTON                     By:  /s/ DEREK G. WEBSTER
    ------------------------------               -----------------------------
Name: Derek Lenington                       Name: Derek G. Webster
Title: Vice President                       Title: Assistant Vice President






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